FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler
Sard Verbinnen & Co
212-687-8080
Eve Young
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
Continued Strong Earnings Momentum in Tobacco Segment, with Full Year Tobacco Segment Operating Income up 13% vs. Prior Year
Douglas Elliman Inc. Business Accounted for as Discontinued Operations for all Periods Presented, Excluded from Adjusted Results

Fourth Quarter 2021 Highlights:
•Consolidated revenues of $313.7 million, up 9% or $26.5 million compared to the prior year period
•Reported net income attributed to Vector Group of $45.3 million or $0.29 per diluted share, up $13.1 million compared to the prior year period; Adjusted Net Income from Continuing Operations of $41.4 million or $0.26 per diluted share, up $19.3 million compared to the prior year period
•Reported operating income of $68.6 million, down $5.5 million compared to the prior year period
•Tobacco segment operating income of $83.8 million, up $4.0 million compared to the prior year period
•Adjusted EBITDA from Continuing Operations of $84.3 million, up 10% or $7.6 million compared to the prior year period
•Tobacco segment Adjusted EBITDA from Continuing Operations of $85.5 million, up $3.6 million compared to the prior year period
Full Year 2021 Highlights:
•Consolidated revenues of $1.22 billion, down 1% or $8.0 million compared to the prior year period
•Reported net income attributed to Vector Group of $219.5 million or $1.40 per diluted share, up $126.5 million compared to the prior year period; Adjusted Net Income from Continuing Operations of $174.8 million or $1.12 per diluted share, up $44.9 million compared to the prior year period

•Reported operating income of $320.4 million, up $26.0 million compared to the prior year period
•Tobacco segment operating income of $360.3 million, up 13% or $40.8 million compared to the prior year period
•Adjusted EBITDA from Continuing Operations of $349.9 million, up 12% or $38.6 million compared to the prior year period
•Tobacco segment Adjusted EBITDA from Continuing Operations of $364.4 million, up 11% or $36.4 million compared to the prior year period
•Strong liquidity with cash and cash equivalents of $193.4 million and investment securities and long-term investments of $199.8 million at December 31, 2021
•Cash dividends of $126 million returned to stockholders at a rate of $0.80 per common share

MIAMI, FL, March 1, 2022 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months and year ended December 31, 2021.
On December 29, 2021, Vector Group completed the spin-off of Douglas Elliman, Inc. Unless otherwise specified, fourth quarter and full year results are presented on a continuing operations basis.
“Vector Group had another outstanding quarter, achieving all-time high annual Tobacco Segment operating income,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group.
“We are excited by the continued strong performance of our tobacco business, which validates our market strategy and reflects the competitive advantages we have in the highly attractive deep discount segment. With the spin-off of Douglas Elliman complete, we are laser focused on continuing to capitalize on opportunities in the growing deep discount segment, while leveraging our value-focused brand portfolio and broad national distribution to meet evolving market demands.”
Discontinued Operations
With the spin-off of Douglas Elliman, Inc. completed on December 29, 2021, Douglas Elliman’s operational activity has been reclassified to Vector Group’s discontinued operations results in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and are not included in the discussion of continuing operations below.
GAAP Financial Results
Three months ended December 31, 2021 and 2020. Fourth quarter 2021 revenues were $313.7 million, compared to revenues of $287.1 million in the fourth quarter of 2020. The Company recorded operating income of $68.6 million in the fourth quarter of 2021, compared to operating income of $74.0 million in the fourth quarter of 2020. Net income attributed to Vector Group Ltd. for the fourth quarter of 2021 was $45.3 million, or $0.29 per diluted common share, compared to net income of $32.3 million, or $0.21 per diluted common share, in the fourth quarter of 2020.
Year ended December 31, 2021 and 2020. For the year ended December 31, 2021, revenues were $1.22 billion, compared to revenues of $1.23 billion for the year ended December 31, 2020. The Company recorded operating income of $320.4 million for the year ended December 31, 2021, compared to operating income of $294.4 million for the year ended December 31, 2020. Net income attributed to Vector Group Ltd. for the year ended December 31, 2021 was $219.5 million, or $1.40 per diluted common share, compared to net income of $92.9 million, or $0.60 per diluted common share, for the year ended December 31, 2020.
Non-GAAP Financial Results
Non-GAAP financial results include adjustments for change in fair value of derivatives embedded within convertible debt, loss on extinguishment of debt, litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, acceleration of stock compensation expense (for purposes of Adjusted Net Income from Continuing Operations and Adjusted Operating Income only) and net gains on sales of assets (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Operating Income only). For purposes of Adjusted EBITDA from Continuing Operations only, adjustments include equity in earnings from investments, equity in (earnings) losses from real estate ventures, stock-based compensation expense, and other, net. For purposes of Adjusted Net Income from Continuing Operations only, adjustments include non-cash amortization of debt discount on convertible debt, and net interest expense capitalized to real estate ventures. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months and year ended December 31, 2021 and 2020 are included in Tables 2 through 5.

Three months ended December 31, 2021 compared to the three months ended December 31, 2020
Adjusted EBITDA from Continuing Operations attributed to Vector (as described in Table 2 attached hereto) were $84.3 million for the fourth quarter of 2021, compared to $76.7 million for the fourth quarter of 2020.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $41.4 million, or $0.26 per diluted share, for the fourth quarter of 2021, and $22.1 million or $0.14 per diluted share, for the fourth quarter of 2020.
Adjusted Operating Income (as described in Table 4 attached hereto) was $80.1 million for the fourth quarter of 2021, compared to $72.0 million for the fourth quarter of 2020.
Year ended December 31, 2021 compared to the year ended December 31, 2020
Adjusted EBITDA from Continuing Operations attributed to Vector (as described in Table 2 attached hereto) were $349.9 million for the year ended December 31, 2021, compared to $311.4 million for the year ended December 31, 2020.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $174.8 million, or $1.12 per diluted share, for the year ended December 31, 2021, compared to $129.9 million, or $0.85 per diluted share, for the year ended December 31, 2020.
Adjusted Operating Income (as described in Table 4 attached hereto) was $331.8 million for the year ended December 31, 2021, compared to $292.8 million for the year ended December 31, 2020.
Consolidated Balance Sheet
Vector maintained significant liquidity at December 31, 2021 with cash and cash equivalents of $193.4 million, including $14.9 million of cash at Liggett, and investment securities of $146.7 million and long-term investments of $53.1 million.
Vector continued its longstanding history of paying a quarterly cash dividend in the fourth quarter of 2021. For the year ended December 31, 2021, Vector returned a total of $126 million to stockholders at a quarterly rate of $0.20 per common share.
Tobacco Segment Financial Results
For the fourth quarter of 2021, the Tobacco segment had revenues of $306.6 million, compared to $286.1 million for the fourth quarter of 2020. For the year ended December 31, 2021, the Tobacco segment had revenues of $1.202 billion, compared to $1.205 billion for the year ended December 31, 2020.
Operating Income from the Tobacco segment was $83.8 million and $360.3 million for the three months and year ended December 31, 2021, respectively, compared to $79.7 million and $319.5 million for the three months and year ended December 31, 2020, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the fourth quarter of 2021 and 2020 was $84.0 million and $80.0 million, respectively. Tobacco Adjusted Operating Income for the year ended December 31, 2021 was $357.8 million, compared to $320.2 million for the year ended December 31, 2020.
For the fourth quarter of 2021, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.22 billion units, compared to 2.12 billion units for the fourth quarter of 2020. For the year ended December 31, 2021, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 8.63 billion units, compared to 9.16 billion units for the year ended December 31, 2020.
According to data from Management Science Associates, for the fourth quarter of 2021, Liggett’s retail market share increased to 4.37% compared to 4.21% for the fourth quarter of 2020. For the year ended December 31, 2021, Liggett’s retail market share declined to 4.21%, compared to 4.24% for the year ended December 31, 2020. Compared to the fourth quarter of 2020, Liggett’s retail shipments in the fourth quarter of 2021 declined by 3.0% while the overall industry’s retail shipments declined by 6.7%. Compared to the year ended December 31, 2020, Liggett’s retail shipments for year ended December 31, 2021 declined by 5.5% while the overall industry’s retail shipments declined by 4.8%.
Non-GAAP Financial Measures
Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with GAAP. The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 5 is information relating to the Company’s Non-GAAP Financial Measures for the fourth quarter and full year ended December 31, 2021 and 2020.
Conference Call to Discuss Fourth Quarter and Full Year 2021 Results
As previously announced, the Company will host a conference call and webcast on Tuesday, March 1, 2022 at 4:30 PM (ET) to discuss its fourth quarter 2021 results. Investors can access the call by dialing 800-420-1271 and entering 765218 as the conference ID number. The call will also be available via live webcast at https://www.webcaster4.com/Webcast/Page/2271/44736. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on March 1, 2022 through March 15, 2022. To access the replay, dial 888-269-5324 and enter 765218 as the conference ID number. The archived webcast will also be available at https://www.webcaster4.com/Webcast/Page/2271/44736 for one year.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts, including statements regarding the current or anticipated impact of the COVID-19 pandemic on our business, made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue’” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. In particular, the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including a potential significant economic contraction) as well as related risks and the impact of any of the foregoing on our business, results of operations and liquidity could affect our future results and cause actual results to differ materially from those expressed in forward-looking statements.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the years ended December 31, 2021 and December 31, 2020. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$306,596	$286,072	$1,202,497	$1,204,501
Real estate	7,077	1,057	18,203	24,181
Total revenues	313,673	287,129	1,220,700	1,228,682

Expenses:
Cost of sales:
Tobacco*	201,441	180,446	758,015	795,904
Real estate	1,859	811	11,527	23,698
Total cost of sales	203,300	181,257	769,542	819,602

Operating, selling, administrative and general expenses	41,623	33,860	131,418	116,598
Litigation settlement and judgment expense	194	284	211	337
Net gains on sales of assets	—	(2,283)	(910)	(2,283)
Operating income	68,556	74,011	320,439	294,428

Other income (expenses):
Interest expense	(27,709)	(28,365)	(112,728)	(121,278)
Loss on extinguishment of debt	—	—	(21,362)	—
Change in fair value of derivatives embedded within convertible debt	—	—	—	4,999
Equity in earnings from investments	1,113	2,069	2,675	56,268
Equity in (losses) earnings from real estate ventures	(2,255)	(17,401)	10,250	(44,728)
Other, net	819	1,713	10,687	(8,646)
Income before provision for income taxes	40,524	32,027	209,961	181,043
Income tax expense	9,813	10,188	62,807	54,121
Income from continuing operations	30,711	21,839	147,154	126,922
Income (loss) from discontinued operations, net of income taxes	14,531	10,417	72,119	(33,984)
Net income	45,242	32,256	219,273	92,938

Net loss from discontinued operations attributed to non-controlling interest	70	—	190	—

Net income attributed to Vector Group Ltd. from continuing operations	30,711	21,839	147,154	126,922
Net income (loss) attributed to Vector Group Ltd. from discontinued operations	14,601	10,417	72,309	(33,984)
Net income attributed to Vector Group Ltd.	$45,312	$32,256	$219,463	$92,938

Per basic common share:

Net income from continuing operations applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.14	$0.94	$0.83
Net income (loss) from discontinued operations applicable to common shares attributed to Vector Group Ltd.	0.09	0.07	0.46	(0.23)
Net income applicable to common share attributed to Vector Group Ltd.	$0.29	$0.21	$1.40	$0.60

Per diluted common share:

Net income from continuing operations applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.14	$0.94	$0.83
Net income (loss) from discontinued operations applicable to common shares attributed to Vector Group Ltd.	0.09	0.07	0.46	(0.23)
Net income applicable to common share attributed to Vector Group Ltd.	$0.29	$0.21	$1.40	$0.60
* Revenues and cost of sales include federal excise taxes of $111,838, $106,903, $434,695 and $461,532 for the three months and year ended December 31, 2021 and 2020, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income attributed to Vector Group Ltd.	$45,312	$32,256	$219,463	$92,938
Net (income) loss attributed to Vector Group Ltd. from discontinued operations	(14,601)	(10,417)	(72,309)	33,984
Interest expense	27,709	28,365	112,728	121,278
Income tax expense	9,813	10,188	62,807	54,121
Net loss attributed to non-controlling interest	(70)	—	(190)	—
Depreciation and amortization	1,895	2,164	7,816	9,092
EBITDA	$70,058	$62,556	$330,315	$311,413
Change in fair value of derivatives embedded within convertible debt (a)	—	—	—	(4,999)
Equity in earnings from investments (b)	(1,113)	(2,069)	(2,675)	(56,268)
Equity in losses (earnings) from real estate ventures (c)	2,255	17,401	(10,250)	44,728
Loss on extinguishment of debt	—	—	21,362	—
Stock-based compensation expense (d)	6,684	2,471	14,799	9,483
Litigation settlement and judgment expense (e)	194	284	211	337
Impact of MSA settlement (f)	—	13	(2,722)	299
Transaction expenses (g)	7,042	—	10,468	—
Net gains on sales of assets	—	(2,283)	(910)	(2,283)
Other, net	(819)	(1,713)	(10,687)	8,646
Adjusted EBITDA from continuing operations attributed to Vector Group Ltd.	$84,301	$76,660	$349,911	$311,356

Adjusted EBITDA from Continuing Operations Attributed to Vector Group Ltd. by Segment
Tobacco	$85,519	$81,889	$364,399	$328,049
Real Estate	4,661	347	4,125	(273)
Corporate and Other	(5,879)	(5,576)	(18,613)	(16,420)
Total	$84,301	$76,660	$349,911	$311,356

a.Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.
b.Represents equity in earnings recognized from investments that the Company accounts for under the equity method. Included in the amount are equity in earnings from Ladenburg Thalmann Financial Services of $53,424 for the year ended December 31, 2020.
c.Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
d.Represents amortization of stock-based compensation. Included in the three months and year ended December 31, 2021 are expenses associated with the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.
e.Represents accruals for product liability litigation in the Company’s Tobacco segment.
f.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
g.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income attributed to Vector Group Ltd.	$45,312	$32,256	$219,463	$92,938

Net (income) loss attributed to Vector Group Ltd. from discontinued operations	(14,601)	(10,417)	(72,309)	33,984
Change in fair value of derivatives embedded within convertible debt	—	—	—	(4,999)
Non-cash amortization of debt discount on convertible debt	—	—	—	5,276
Loss on extinguishment of debt	—	—	21,362	—
Litigation settlement and judgment expense (a)	194	284	211	337
Impact of MSA settlement (b)	—	13	(2,722)	299
Impact of net interest expense capitalized to real estate ventures	(1,013)	102	(1,180)	3,117
Transaction expenses (c)	7,042	—	10,468	—
Acceleration of stock compensation expense (d)	4,317	—	4,317	—
Total adjustments	(4,061)	(10,018)	(39,853)	38,014

Tax benefit (expense) related to adjustments	130	(108)	(4,860)	(1,088)

Adjusted Net Income from continuing operations attributed to Vector Group Ltd.	$41,381	$22,130	$174,750	$129,864

Per diluted common share:

Adjusted Net Income from continuing operations applicable to common shares attributed to Vector Group Ltd.	$0.26	$0.14	$1.12	$0.85

a.Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.
d.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Operating income	$68,556	$74,011	$320,439	$294,428

Litigation settlement and judgment expense (a)	194	284	211	337
Transaction expenses (b)	7,042	—	10,468	—
Acceleration of stock compensation expense (c)	4,317	—	4,317	—
Impact of MSA settlement (d)	—	13	(2,722)	299
Net gains on sales of assets	—	(2,283)	(910)	(2,283)
Total adjustments	11,553	(1,986)	11,364	(1,647)

Adjusted Operating Income	$80,109	$72,025	$331,803	$292,781

a.Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.Represents expenses include expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.
c.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.
d.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$83,760	$79,722	$360,317	$319,536

Litigation settlement and judgment expense (a)	194	284	211	337
Impact of MSA settlement (b)	—	13	(2,722)	299
Total adjustments	194	297	(2,511)	636

Tobacco Adjusted Operating Income	$83,954	$80,019	$357,806	$320,172

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$83,760	$79,722	$360,317	$319,536

Litigation settlement and judgment expense (a)	194	284	211	337
Impact of MSA settlement (b)	—	13	(2,722)	299
Total adjustments	194	297	(2,511)	636

Tobacco Adjusted Operating Income	83,954	80,019	357,806	320,172

Depreciation and amortization	1,518	1,870	6,525	7,877
Stock-based compensation expense	47	—	68	—
Total adjustments	1,565	1,870	6,593	7,877

Tobacco Adjusted EBITDA	$85,519	$81,889	$364,399	$328,049

a.    Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.     Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.